SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant     ☑

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

POINT THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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August 20, 2003

Dear Point Therapeutics Stockholder:

We are pleased to announce that the Annual Meeting of Stockholders of Point Therapeutics, Inc. (the “Company”) will be held on Thursday, September 18, 2003 at 10:00 AM in the offices of Ropes & Gray at One International Place, 36th Floor, Boston, MA 02110.

At this meeting, we will present an update of Company achievements over the past year and discuss future company objectives. In this packet we have enclosed for your attention the following documents, which provide corporate and financial information on the Company:

•	Proxy statement

•	Proxy card for you to submit your vote at the 2003 Annual Meeting on pending Company matters

•	Annual Report on Form 10-K, as amended

I look forward to presenting a Company update on September 18th and hope to meet many of you at the meeting. For those of you who cannot attend, we will conduct a live webcast of the meeting starting at 10:00 AM, available at both www.companyboardroom.com and www.pther.com. A replay will be available on our website thereafter.

Thank you for your support,

Donald R. Kiepert, Jr.

President, Chief Executive Officer,

and Chairman of the Board of Directors

• 125 SUMMER STREET    BOSTON, MASSACHUSETTS    02110        PHONE: (617) 636-0680    FAX: (617) 636-0675

POINT THERAPEUTICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 18, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Point Therapeutics, Inc., a Delaware corporation (the “Company”), will be held on September 18, 2003 at 10:00 a.m. at the offices of Ropes & Gray LLP, One International Place, 36th Floor, Boston, Massachusetts 02110 (the “Meeting”) for the purpose of considering and voting upon the following matters:

1.	To elect five directors for the ensuing year;

2.	To vote on a proposal to approve the Point Therapeutics, Inc. 2003 Nonqualified Stock Option Plan for Non-employee Directors (the “2003 Plan”); and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

The Board of Directors has fixed the close of business on August 8, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as amended, which contains certain consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

By Order of the Board of Directors,

Michael P. Duffy, Senior Vice President,

General Counsel and Secretary

August 20, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

POINT THERAPEUTICS, INC.

125 Summer Street

Boston, Massachusetts 02110

PROXY STATEMENT

GENERAL INFORMATION

For the Annual Meeting of Stockholders

To Be Held on September 18, 2003

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Point Therapeutics, Inc., a Delaware corporation (“Point” or the “Company”), of proxies for use at the Annual Meeting of Stockholders to be held on September 18, 2003 at 10:00 a.m. at the offices of Ropes & Gray LLP, One International Place, Boston, 36th Floor, Massachusetts 02110 and at any adjournments thereof (the “Meeting”). Except where the context otherwise requires, references to the Company in this Proxy Statement will mean the Company and any of its subsidiaries.

Proxies will be voted in accordance with the instructions of the stockholders. If no choice is specified, proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. A proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

On August 8, 2003, the record date for determination of stockholders entitled to vote at the Meeting, an aggregate of 9,275,755 shares of Common Stock of the Company, $0.01 par value per share (the “Common Stock”), were outstanding and entitled to vote. Each share of Common Stock entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

The Notice of Meeting, this Proxy Statement, the enclosed proxy and the Company’s Annual Report on Form 10-K, for the year ended December 31, 2002, as amended, is first being sent or given to stockholders on or about August 22, 2003. The Company will, upon written request of any stockholder, furnish without charge, a copy of the enclosed filings with the Securities and Exchange Commission and all exhibits. Please address all such requests to Point Therapeutics, Inc., 125 Summer Street, Boston, Massachusetts 02110, Attention: Investor Relations.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement or the Company’s Annual Report on Form 10-K, as amended, may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document if you write or call the Company at the following address or telephone number: Point Therapeutics, Inc., 125 Summer Street, Suite 1840, Boston, Massachusetts 02110, Attention: Investor Relations, (617) 933-2130. If you want separate copies of the Proxy Statement and Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address or telephone number.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of July 25, 2003, certain information concerning beneficial ownership of stock of the Company (as determined under the rules of the SEC) by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s common stock, (ii) each of the Company’s Directors and nominees for Director, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all Directors and executive officers as a group.

Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Except as otherwise indicated, the address for each person is to the care of Point Therapeutics, Inc., 125 Summer Street, Suite 1840, Boston, MA 02110.

Name	Number of Shares Beneficially Owned	Percentage of Class
Federated Investors, Inc. Federated Investors Towers Pittsburgh, PA 15222-3779	1,300,825	14.0%

William Bachovchin, Ph.D. c/o Tufts University School of Medicine 136 Harrison Street, MV-613 Boston, MA 02111	927,775	10.0

Thomas M. Claflin II (1) c/o Claflin Capital Management 10 Liberty Square, Suite 300 Boston, MA 02109	913,251	9.8

Claflin Capital Management (2) 10 Liberty Square, Suite 300 Boston, MA 02109	903,251	9.7

Donald R. Kiepert, Jr. (3) 32 Garrison Street, 40-505 Boston, MA 02116	714,985	7.6

Sepracor, Inc. (4) 84 Waterford Drive Marlborough, MA 01752	670,033	7.0

Graystone Venture Partners, LLC (5) One Northfield Plaza, Suite 530 Northfield, IL 60093	623,902	6.7

Barbara P. Wallner, Ph.D. 40B Nichols Road Cohasset, MA 02025	595,944	6.4

Cathy A. Kiepert 58 Fairbanks Road Sudbury, MA 02116	514,731	5.6

Name	Number of Shares Beneficially Owned	Percentage of Class

Gerd Petrik (6) c/o Stone Life Science Holdings LTD 635 S. Orange Avenue, Suite 10 Sarasota, FL 34236	524,841	5.6

Gambro, Inc. 10811 W. Collins Avenue Lakewood, CO 80215	516,534	5.6

Richard N. Small (7)	291,886	3.1

Barry Jones, Ph.D. (8)	75,127	*

Michael P. Duffy (9)	53,000	*

Timothy J. Barberich (10)	47,008	*

William J. Whelan, Jr. (11)	41,212	*

Daniel T. Roble (12)	30,808	*

All directors and executive officers as a group (8 persons) (13)	2,167,278	22.0

*	Beneficial ownership does not exceed 1% of the outstanding common stock of the Company.
(1)	Consists of 306,355 shares of common stock held by the Claflin Capital VI Fund, 216,570 shares of common held by the Claflin Capital VII Fund, 310,410 shares of common stock held by Black Diamond Fund, L.P., 41,950 shares issuable to the Claflin Capital VI Fund upon exercise of common stock warrants, and 27,966 shares issuable to the Claflin Capital VII Fund, upon exercise of common stock warrants. Mr. Claflin in his capacity of President and Chief Executive Officer of Claflin Capital Management has voting and investment power with respect to these shares but disclaims beneficial ownership with respect to these shares. Also includes 10,000 shares issuable to Mr. Claflin upon the exercise of options currently exercisable or exercisable within 60 days of July 25, 2003.
(2)	Consists of 306,355 shares of common stock held by the Claflin Capital VI Fund, 216,570 shares of common held by the Claflin Capital VII Fund, 310,410 shares of common stock held by Black Diamond Fund, L.P., 41,950 shares issuable to the Claflin Capital VI Fund upon exercise of common stock warrants, and 27,966 shares issuable to the Claflin Capital VII Fund, upon exercise of common stock warrants. Mr. Claflin in his capacity of President and Chief Executive Officer of Claflin Capital Management has voting and investment power with respect to these shares but disclaims beneficial ownership with respect to these shares.
(3)	Includes 150,254 shares issuable to Mr. Kiepert upon the exercise of options currently exercisable or exercisable within 60 days of July 25, 2003.
(4)	Includes 236,700 shares issuable to Sepracor, Inc. upon exercise of common stock warrants.
(5)	Consists of 553,986 shares of common stock held by Graystone Venture Direct Equity, L.P., which is managed by Graystone Venture Partners, LLC, and 69,916 shares issuable to the Graystone Venture Direct Equity, L.P., upon exercise of common stock warrants.
(6)	Consists of 478,231 shares of common stock held by StoneLife Science Holdings, Ltd. and 46,610 shares issuable to StoneLife Science Holdings, Ltd. upon exercise of common stock warrants.
(7)	Includes 129,648 shares issuable to Mr. Small upon the exercise of options currently exercisable or exercisable within 60 days of July 25, 2003.

(8)	Consists solely of shares issuable to Dr. Jones upon the exercise of options currently exercisable or exercisable within 60 days of July 25, 2003.
(9)	Consists solely of shares issuable to Mr. Duffy upon the exercise of options currently exercisable or exercisable within 60 days of July 25, 2003.
(10)	Consists solely of shares issuable to Mr. Barberich upon the exercise of options currently exercisable or exercisable within 60 days of July 25, 2003.
(11)	Includes 30,808 shares issuable to Mr. Whalen upon the exercise of options currently exercisable.
(12)	Consists solely of shares issuable to Mr. Roble upon the exercise of options currently exercisable.
(13)	Includes 596,571 shares of common stock subject to options or warrants currently exercisable or will become exercisable within 60 days of July 25, 2003.
(14)	As of July 25, 2003, there were 9,275,755 common stock shares of the Company outstanding.
(15)	Information included in this report was derived from various sources known to the Company including filings made with the Securities and Exchange Commission, statements filed with the Company by directors and executive officers of the Company and Company records.

The Company maintains three stock option plans, all of which were approved by Board of Directors and the stockholders of the Company: the 1997 Stock Option Plan, as amended; the Amended and Restated 1994 Stock Option Plan; and the 1994 Directors’ Stock Option Plan, as amended (collectively, the “Plans”).

The following table gives information about awards under the Plans as of December 31, 2002:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	1,275,638	$2.80	1,262,272
Equity compensation plans not approved by shareholders	—	—	—

Total	1,275,638	$2.80	1,262,272

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of the Company’s outstanding Common Stock, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with all copies of Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that during the fiscal year ended December 31, 2002, all filing requirements were timely satisfied.

Votes Required

The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting will constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for the purpose of determining whether a quorum exists at the Meeting.

The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. In addition, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Meeting and voting on the matter is required to approve the Company’s 2003 Stock Option Plan for Non-employee Directors.

Stockholders who abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a matter that requires the affirmative vote of either a certain percentage of the votes cast or shares voting on a matter.

Change in Control of Registrant

On May 29, 2001, the Company sold substantially all of its then non-cash assets to Whatman BioScience Inc. (“Whatman”), a Massachusetts corporation and a subsidiary of Whatman plc, an English corporation, pursuant to the terms of an Asset Purchase Agreement by and among the Company, Whatman and Whatman plc, dated as of February 3, 2001 and amended on April 2, 2001 (the “Whatman Sale”). From May 29, 2001 until March 15, 2002, the Company operated as a shell company and its continuing operations consisted of general and administrative expenses to investigate various strategic business combinations.

On March 15, 2002, HMSR Inc. (now known as Point Therapeutics, Inc.), a Delaware corporation, PT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“PT Acquisition”), and Point Therapeutics, Inc. (now known as Point Therapeutics Massachusetts, Inc.), a Massachusetts corporation (“Point Massachusetts”), consummated a merger (the “Merger”) pursuant to the Agreement and Plan of Merger dated as of November 15, 2001 (the “Merger Agreement”), among the Company, PT Acquisition and Point Massachusetts. Pursuant to the Merger Agreement, PT Acquisition merged with and into Point Massachusetts. Point Massachusetts was the surviving corporation in the Merger and became a wholly-owned subsidiary of the Company.

The Company also announced on March 15, 2002 the approval of an amendment of its Certificate of Incorporation to effect a 1-for-10 reverse split of the Company’s common stock (the “Reverse Split”) and the change of the Company’s name to Point Therapeutics, Inc. Effective on March 18, 2002, the OTC Bulletin Board stock symbol for the Company’s common stock was changed from “HMSR” to “POTP.”

Pursuant to the Merger Agreement, each share of Point Massachusetts common stock outstanding immediately prior to the effective time of the Merger was converted into the right to receive 4.16168 shares of the Company’s Common Stock. The total number of issued and outstanding shares of the Company’s Common Stock was approximately 9,276,000 immediately after giving effect to the Merger and the Reverse Split.

Pursuant to the Merger Agreement, all outstanding options and warrants to purchase shares of Point Massachusetts common stock were assumed by the Company and may be exercised only for shares of the Company’s Common Stock on the same terms and conditions as were in effect prior to the effective time of the Merger. The number of shares of the Company’s Common Stock subject to each stock option and warrant assumed by the Company is the number of whole shares of the Company’s Common Stock (omitting any fractional share) determined by multiplying the number of shares of Point Massachusetts common stock subject to each such stock option or warrant immediately prior to the effective time of the Merger by the exchange ratio of 4.16168. The per share exercise price of each stock option and warrant assumed by the Company was adjusted by dividing the per share exercise price by the exchange ratio of 4.16168 and rounding up to the nearest cent.

As a result of the Merger, the former stockholders of Point Massachusetts held, immediately after the Merger, approximately 79.6% of the issued and outstanding shares of the Company’s Common Stock; the remaining 20.4% of the issued and outstanding shares of the Company’s Common Stock were held by the stockholders who held the Company’s Common Stock immediately before the Merger became effective.

Pursuant to the terms of the Merger Agreement, on March 15, 2002, John McGuire and Justin Doheny resigned from the Board of Directors of the Company and John McGuire, James Murphy and Peter Sutcliffe resigned as officers of the Company. The Board of Directors of the Company (the “Board”) was increased in size to five members, and Donald R. Kiepert, Jr., Thomas M. Claflin II, Daniel T. Roble and William J. Whelan, Jr. were elected to serve on the Board; Timothy J. Barberich remained a member of the Board. These five members of the Board had also served as the members of the Point Massachusetts Board of Directors prior to the Merger. The Board subsequently appointed Donald R. Kiepert, Jr. as Chairman of the Board, President and Chief Executive Officer; Richard N. Small as Senior Vice President, Chief Financial Officer and Treasurer; and Peter B. Finn, Esquire, as Secretary. The Board subsequently elected Michael P. Duffy as Senior Vice President, General Counsel and Secretary on July 9, 2002.

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors and Nominees for Director

At this time, the Company’s Board of Directors consists of five directors. At the Meeting, the stockholders will vote to elect five directors for a term ending at the next annual meeting and until each such director’s successor is duly elected and qualified.

The information below sets forth the name of each person nominated to serve for a term expiring on the date of the next annual meeting and until his respective successor is elected and qualified. Each nominee has consented to be named as a nominee and, to the present knowledge of the Company, is willing and able to serve as a director, if elected. Should any of the nominees not remain a candidate at the end of the Meeting (a situation which is not expected), proxies solicited hereunder will be voted in favor of those who remain as candidates and may be voted for substitute nominees, unless the Board determines to reduce the number of directors. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted “FOR” the election of the following persons:

The following table sets forth the name, age as of July 25, 2003, positions and offices of each person who serves as a director of the Company:

Name	Age	Position
Donald R. Kiepert, Jr.	55	Chairman of the Board of Directors, President and Chief Executive Officer
Timothy J. Barberich (1)	55	Director
Thomas M. Claflin (2)	62	Director
Daniel T. Roble (1) (2)	57	Director
William J. Whelan, Jr. (1)(2)	48	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee

Except for Mr. Barberich, each person who serves as a director of the Company was appointed as a director on March 15, 2002, pursuant to the terms of the Merger Agreement among the Company, PT Acquisition Corp. and Point Massachusetts. No director or executive officer of the Company is related to any other director or executive officer of the Company by blood or marriage.

Donald R. Kiepert, Jr. has served as the Chairman of the Board of Directors and as the President and Chief Executive Officer of the Company since March 15, 2002, and has served in the same positions and offices with Point Massachusetts since its inception in 1996. Prior to that, he was President and Chief Executive Officer of Chartwell Home Therapies, a home infusion services company, from 1989 to 1996. Mr. Kiepert also started and managed several healthcare-based companies and worked in various management positions at Baxter Travenol, Inc. Mr. Kiepert presently serves as chairman and director of two private companies. Mr. Kiepert received his M.S. degree in clinical pharmacy from Purdue University.

Timothy J. Barberich has served as a director of the Company since the Company’s inception in 1993 and was Chairman of the Board of Directors from 1993 until March 1996 and from April 1997 until March 15, 2002. Mr. Barberich has also served as a director of Point Massachusetts since March 1999. Mr. Barberich was a founder of Sepracor, Inc. and since 1984, Mr. Barberich has served as Chairman of the Board of Directors and Chief Executive Officer of Sepracor. From 1984 to 1999, Mr. Barberich served as President of Sepracor. Mr. Barberich also serves as a director of BioSphere Medical, Inc. and he also served as a director of Versicor, Inc. until February 21, 2003.

Thomas M. Claflin has served as a director of the Company since March 15, 2002 and as a director of Point Massachusetts since December 1999. He is the President and Chief Executive Officer of the venture capital firm of Claflin Capital Management, which he founded in 1978. Prior to forming Claflin Capital, he was a general partner of PaineWebber’s venture capital partnership group and a general partner at the venture capital firm of T.A. Associates.

Daniel T. Roble has served as a director of the Company since March 15, 2002 and as a director of Point Massachusetts since January 1997. He is a partner in the Health Care Group at the law firm of Ropes & Gray LLP, Boston, Massachusetts. He has practiced law at Ropes & Gray LLP since 1975.

William J. Whelan, Jr. has served as a director of the Company since March 15, 2002 and as a director of Point Massachusetts since January 1997. He is a partner at the private bank of Brown Brothers, Harriman & Company, where he has worked since 1988. Prior to that, he worked at the Bank of New York as Vice President, Middle Market Lending.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES PRESENTED.

PROPOSAL 2 — PROPOSAL TO APPROVE

THE 2003 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

Summary

At the Meeting, the Company will ask the stockholders to approve the Point Therapeutics, Inc. 2003 Stock Option Plan for Non-employee Directors (the “2003 Plan”). The Board of Directors has determined that the 2003 Plan is desirable for the Company at this time as it is important to continue to provide equity-based compensation to the directors through the use of stock options.

General

The purpose of the 2003 Plan is to strengthen the ability of the Company to attract and retain the services of directors whose training, experience and ability are of value to the Company, to attract new directors who are expected to render valuable services to the Company, and to promote and stimulate the active interest of all such persons in the development and financial success of the Company. In furtherance of this purpose, the 2003 Plan authorizes the granting to directors who are not otherwise employees of the Company (the “Non-employee Directors”) of nonstatutory options to purchase Common Stock (the “Options”). The Options are not intended to be incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”).

Plan Provisions

The principal features of the 2003 Plan are summarized below. This summary is qualified by reference to the full text of the 2003 Plan that is annexed as Appendix A to this Proxy Statement. The 2003 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The only persons eligible to participate under the 2003 Plan are those persons who are or become non-employee members of the Board of Directors of the Company. The Company currently has four Non-employee Directors, and four of the five nominees for election to the Board of Directors at the Annual Meeting would qualify as Non-employee Directors if elected.

A total of 400,000 shares of Common Stock has been reserved for issuance upon exercise of the Options. The number of shares authorized for issuance under the 2003 Plan and the number of shares subject to, and the exercise prices of, outstanding options are subject to adjustment in the event of stock splits, stock dividends, and similar changes in the Company’s capitalization. Any shares reserved for issuance under the 2003 Plan that remain unsold and which are not subject to outstanding Options at the termination of the 2003 Plan will cease to be reserved for this purpose. Should any Option expire, terminate or be canceled prior to its exercise in full, the shares previously reserved for issuance upon the exercise of such Option may again be subjected to an Option under the 2003 Plan.

Assuming the 2003 Plan is approved by the stockholders at this year’s Meeting, as of the date of this year’s Meeting of the Company’s stockholders, each Non-employee Director who is elected or reelected, or otherwise continues as a director of the Company following such Meeting, will be granted an Option to purchase 30,000 shares of Common Stock. Non-employee Directors elected for the first time following such Annual Meeting will be granted an Option to purchase 30,000 shares of Common Stock on the date of his or her first election. Thereafter, on a bi-annual (every other year) basis starting in calendar year 2005 and immediately following the then annual meeting of stockholders, each Non-employee Director will be awarded an Option to purchase 20,000 shares of Common Stock. The 2003 Plan also provides that the Committee also has the ability to award Options to purchase Common Stock to Non-employee Directors in such amounts and on such terms not inconsistent with this Plan as the Committee shall determine at the time of the award.

The option price per share (the “Option Exercise Price”) for each Option granted under the 2003 Plan is 100% of the fair market value (as defined in the 2003 Plan) of the Common Stock of the Company on the date of grant of such option. As of August 15, 2003, the market price per share of the Common Stock underlying these Options was $1.50. Options expire ten years from the date of grant and vest one-half on the date of grant and one-half on the first anniversary of the date of grant. The Option Exercise Price of the shares of Common Stock issuable upon the exercise of Options (the “Option Shares”) may be paid in cash or appropriate check, bank draft or money order, or, if permitted by the Committee, (i) through the delivery of shares of Common Stock (which, in the case of shares of Common Stock acquired from the Company, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (ii) by having the Company hold back from the shares transferred upon exercise Common Stock having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (iv) by any combination of the permissible forms of payment; provided, that if the Common Stock delivered upon exercise of the Option is an original issue of authorized Common Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid other than with a personal check of the Option holder. Options are not assignable or otherwise transferable, except by will or by the laws of descent and distribution. Options may be exercised solely by the optionee during his lifetime or after his death by the personal representative of his estate or the persons entitled thereto under his will or under the laws of descent and distribution.

In the event of a consolidation or merger in which the Company is not the surviving corporation (other than a consolidation or merger in which the holders of Common Stock of the Company acquire a majority of the voting stock of the surviving corporation) or which results in the acquisition of substantially all the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of a sale or transfer of substantially all of the Company’s assets or a dissolution or liquidation of the Company, all granted Options outstanding that are not otherwise exercisable will become immediately exercisable.

Except as set forth below, Options held by a person who ceases to be a director shall be exercisable for three months after the date such person ceases to be a director. If the holder of an Option dies, such Options may be exercised by his or her executor or administrator, or by the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, at any time within one year after the director’s death, subject to certain limitations. Assuming the 2003 Plan is approved by the stockholders at this year’s Meeting, the 2003 Plan will terminate, and no Options may be issued, after the ten year anniversary of the Meeting, and any Options outstanding on such date will remain outstanding until they have either expired or been exercised. The Committee may amend the 2003 Plan as it shall deem advisable and may terminate the 2003 Plan at any time. Termination of the 2003 Plan will not affect the rights of the optionees or their successors under any Options outstanding and not exercised in full on the date of termination.

Federal Income Tax Consequences

Options granted under the 2003 Plan will be nonqualified options. The Company is advised that the federal income tax consequences of the grant and exercise of options under the 2003 Plan and any subsequent sale of shares so purchased will be, in summary, as follows: Upon the grant of an Option, no income will be realized by the optionee. Upon the exercise of an Option, an optionee will recognize ordinary income at the time of the exercise equal to the excess of the then fair market value of the Option Shares received over the Option Exercise Price. The Company will be entitled to a corresponding tax deduction in the amount of such ordinary income.

Because the optionees will be directors who are not employees of the Company, there will be no withholding with respect to the exercise of Options. However, the optionees may be subject to self-employment tax on the income associated with the exercise of the options. When the Option Shares received upon the exercise of an Option subsequently are disposed of in a taxable transaction, the Optionee generally will recognize capital gain (or loss) in the amount by which the amount realized exceeds (or is less than) the optionees basis in the Option Shares. Any taxable gain will be taxable at the tax rates that are applicable on the date of the subsequent disposal of the Option Shares. There are no tax consequences to the Company upon the subsequent disposition of the Option Shares by an optionee. Assuming that the Option Exercise Price is not paid by delivery of previously acquired shares of Common Stock, the optionee’s basis in the Option Shares received as a result of the exercise of an Option will be equal to the sum of the Option Exercise Price and the income recognized upon the exercise of the Option.

New Plan Benefits Table

No options have been granted under the 2003 Plan. The table below sets forth the number of options which would have been awarded in 2002 if the 2003 Stock Option Plan had been in effect, based upon the award formula set forth in the 2003 Stock Option Plan.

NEW PLAN BENEFITS

2003 Stock Option Plan for Non-employee Directors

Name and Position	Dollar Value ($) (1)	Number of Common Shares Underlying Options
Donald R. Kiepert, Jr.	n/a	-0-
Richard N. Small	n/a	-0-
Barry Jones, Ph.D.	n/a	-0-
Michael P. Duffy	n/a	-0-
Lawrence Nussbaum, M.D.	n/a	-0-
Executive Group	n/a	-0-
Non-Executive Director Group	n/a	120,000
Non-Executive Officer Employee Group	n/a	-0-

(1)  The dollar value of the options will be measured by the difference between the price of our Common Stock and the exercise price on the date the options are exercised. The exercise price of such options will be equal to 100% of the fair market value of our Common Stock on the date of grant. The dollar value of the options is not determinable as of the date of this Proxy Statement since the price of our Common Stock on the grant date and the exercise date is unknown.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE POINT THERAPEUTICS, INC. 2003 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

Executive Officers

Information regarding the executive officers of the Company is set forth in Part III, Item 10 of the Company’s Annual Report on Form 10-K, as amended, filed with the SEC on April 30, 2003, a copy of which accompanies this Proxy Statement.

See “Security Ownership of Certain Beneficial Owners and Management” above for a summary of the shares of Common Stock owned by each of the directors and director nominees.

Board of Directors and Committee Meetings

During 2002, the Company’s Board of Directors met four times, three of which were after the Merger with Point Therapeutics Massachusetts which occurred on March 15, 2002. All of the Company’s directors attended at least 75% of the Company’s Board of Directors meetings and the committees of the Board of Directors on which the director served, except for Mr. Barberich and Mr. Roble who attended 67% of the Company’s Board of Directors meetings.

The Company’s Board of Directors assumed the responsibilities of the Company’s Audit Committee and Compensation Committee in November 2000 and was responsible for reviewing and evaluating audit procedures and the results and scope of the audit and other services provided by the Company’s independent public accountants.

Immediately following the approval and consummation of the transactions contemplated by the Merger Agreement on March 15, 2002, the Company reconstituted its Audit Committee and its Compensation Committee. Members of the Company’s Audit Committee are Mr. Whelan, Chairman, Mr. Claflin and Mr. Roble. Members of the Company’s Compensation Committee are Mr. Roble, Chairman, Mr. Barberich and Mr. Whelan.

The Compensation Committee has the authority and responsibility to establish the compensation of, and compensation policies applicable to, the Company’s executive officers and administers the Company’s stock benefit plans. For further information concerning the duties and responsibilities of the Compensation Committee, see the discussion below under the heading “Report of the Compensation Committee”

The Audit Committee selects the Company’s independent accountant and reviews and evaluates audit procedures, the results and scope of the audit and other services provided by the Company’s independent public accountants. For further information concerning the duties and responsibilities of the Audit Committee, see the discussion below under the heading “Report of the Audit Committee” and the Audit Committee Charter attached to this Proxy Statement as Appendix B.

The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

Compensation of Directors

Under its current policies, the Company does not provide cash compensation to members of the Company’s Board of Directors for serving on its Board of Directors or for attendance at board and committee meetings. Members of Company’s Board of Directors are reimbursed for reasonable expenses in connection with attendance at board and committee meetings. In consideration for services as directors, the Company also grants options to purchase shares of the Company’s Common Stock to members of its Board of Directors who are not employees of the Company.

Compensation of Executive Officers

The following table provides certain summary information for the fiscal years ended December 31, 2002, 2001 and 2000, concerning compensation paid or accrued by the Company to or on behalf of the persons who served as executive officers of the Company in 2002:

SUMMARY COMPENSATION TABLE (1) (6)

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(2)	Securities Underlying Options (#)	All Other Compensation ($)(3)
Donald R. Kiepert, Jr.	2002	$300,000	$90,000	—	60,000	$3,326
Chairman, President and	2001	$283,615	$81,000	—	41,616	$110
Chief Executive Officer	2000	$280,000	$28,000	—	41,616	$110

Richard N. Small	2002	$190,000	$58,000	—	40,000	$4,965
Senior Vice President,	2001	$164,423	$48,000	—	20,808	$72
Chief Financial Officer and Treasurer	2000	$160,000	$16,000	—	20,808	$72

Barry Jones, Ph.D.	2002	$160,000	$48,000	—	30,000	$4,319
Senior Vice President, Research	2001	$137,449	$27,000	—	16,646	$110
	2000	$130,260	$12,075	—	12,485	$110

Michael P. Duffy (4)	2002	$114,000	—	—	106,000	$96
Senior Vice President,	2001	—	—	—	—	—
General Counsel and Secretary	2000	—	—	—	—	—

Lawrence Nussbaum, M.D. (5)	2002	$210,000	$31,500	$27,973	—	$159
Former Chief Medical	2001	$41,193	—	—	106,122	$18
Officer	2000	—	—	—	—	—

(1)	The merger between the Company and Point Massachusetts was effective as of March 15, 2002. Accordingly, the summary compensation information provided in this table for the period from March 16, 2002 through December 31, 2002 was paid entirely by the Company, and the compensation information for the periods from January 1, 2002 through March 15, 2002 and the years ending December 31, 2001 and 2000 consist of compensation paid entirely by Point Massachusetts. In accordance with the merger that took place on March 15, 2002, securities underlying options for the years ending December 31, 2001 and 2000 granted by Point Massachusetts are presented reflecting the conversion into the right to receive 4.16168 shares of the Company’s common stock.
(2)	Other annual compensation for Dr. Nussbaum in 2002 includes rent paid on an apartment in the Boston area and related commuting trips totaling $16,294 and payments for the related tax liability totaling $11,679.
(3)	Other compensation in 2002 includes a matching 401(k) contribution totaling $3,002, $4,319 and $4,754 for Mr. Kiepert, Mr. Small and Dr. Jones, respectively. All other amounts in 2002, 2001 and 2000 represent the taxable portion of group term-life insurance.
(4)	Mr. Duffy joined the Company part-time in May 2002 and full-time in September 2002.
(5)	Dr. Nussbaum served the Company from October 2001 until April 2003.
(6)	Prior to the merger between the Company and Point Massachusetts on March 15, 2002, John F. McGuire, III was the President and Chief Executive Officer of the Company on a diminished basis due to the sale of all of the Company’s non-cash assets to Whatman in May 2001. From the period January 1, 2002 through March 15, 2002, Mr. McGuire earned $9,615. Upon the completion of the merger on March 15, 2002, Mr. McGuire was paid severance pay of $36,538.

Option Grants During 2002

The following table sets forth option grants by the Company to Mr. Kiepert, Mr. Small, Dr. Jones, Mr. Duffy, and Dr. Nussbaum during the year ended December 31, 2002 under the Company’s Amended and Restated 1994 Stock Option Plan. The maximum term of each option granted was ten years from the date of grant, subject to earlier termination in the event of resignation or termination of employment. The percentage of the total options granted to the Company’s employees in 2002 shown in the table below is based on options to purchase an aggregate of 320,500 shares of the Company’s Common Stock granted to employees during the year ended December 31, 2002. The exercise price of each option was equal to the fair market value of the Company’s Common Stock on the date of grant as determined by the Board of Directors.

The potential realizable values are net of the exercise prices and before taxes associated with the exercise, and are based on the assumption that the Company’s Common Stock would have appreciated at the annual rate shown from the date of the grant until the expiration of the ten-year option term. The Company has calculated these numbers based on the rules of the Securities and Exchange Commission, and they do not represent the Company’s estimate or projection of future Point Common Stock prices. The amounts reflected in the table may not necessarily be achieved. The actual amount the executive officer may realize will depend upon the extent to which the stock price exceeds the exercise price of the options on the exercise date.

	Option Grants Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Or Base Price ($/Sh)	Expiration Date
Name					5%($)	10%($)
Donald R. Kiepert, Jr.	60,000	18.7%	$3.00	3/19/2012	$293,201	$466,874
Richard N. Small	40,000	12.5%	$3.00	3/19/2012	$195,467	$311,249
Barry Jones, Ph.D.	30,000	9.4%	$3.00	3/19/2012	$146,601	$233,437
Michael P. Duffy	106,000	33.1%	$1.45	5/28/2012	$250,361	$398,658
Lawrence Nussbaum, M.D.	—	—	—	—	—	—

Aggregated Option Exercises and Fiscal-Year-End Option Values

The following table sets forth option exercises by Mr. Kiepert, Mr. Small, Dr. Jones, Mr. Duffy and Dr. Nussbaum and value of in-the-money unexercised options held by each such person at December 31, 2002.

The value of unexercised in-the-money options held at December 31, 2002 represents the total gain which the option holder would realize if the option holder exercised all of the in-the-money options held at December 31, 2002, and is determined by multiplying the number of shares of the Company’s common stock underlying the options by the difference between $0.65 (which was the fair market value per share of the Company’s common stock at fiscal year end December 31, 2002) and the applicable per share option exercise price. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

	Shares Acquired On Exercise (#)	Value Realized ($)	Number Of Securities Underlying Unexercised Options At FY-End (#)		Value Of Unexercised In-The-Money Options At FY-End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Donald R. Kiepert, Jr.	—	—	114,446	112,022	—	—
Richard N. Small	—	—	109,244	66,010	—	—
Barry Jones, Ph.D.	—	—	60,345	48,727	—	—
Michael P. Duffy	—	—	26,500	79,500	—	—
Lawrence Nussbaum, M.D.	—	—	26,531	79,591	—	—

Director Compensation

The Company did not provide any cash compensation to members of its Board of Directors in 2002.

Under its current policies, the Company does not provide cash compensation to members of the Company’s Board of Directors for serving on its Board of Directors or for attendance at Board and Committee meetings. Members of Company’s Board of Directors are reimbursed for reasonable expenses in connection with attendance at Board and Committee meetings. In consideration for services as non-employee directors, the Company also grants options to purchase shares of the Company’s common stock to its non-employee directors.

Employment Agreements

The Company has employment agreements with the following executive officers:

•	Donald R. Kiepert, Jr., Chairman, President and Chief Executive Officer

•	Richard N. Small, Senior Vice President, Chief Financial Officer and Treasurer

•	Barry Jones, Ph.D., Senior Vice President, Research

•	Michael P. Duffy, Senior Vice President, General Counsel and Secretary

•	Margaret J. Uprichard, Pharm.D., Vice President, Clinical and Regulatory Affairs

•	Lawrence Nussbaum, M.D., Former Chief Medical Officer

Mr. Kiepert’s employment agreement provides for his employment as Chairman of the Board of Directors, President and Chief Executive Officer through October 31, 2004. The employment agreement is automatically renewed for successive one year terms thereafter, unless terminated by either party. The agreement provides for a salary of $300,000 per year, subject to yearly merit and performance based bonuses to be granted in an amount in the Board of Directors’ discretion. If the Company terminates Mr. Kiepert’s agreement for any reason other than for cause, as that term is defined in the agreement, he is entitled to continue to receive his base salary for twelve months following the time of the termination and a lump-sum payment of $25,000 for fringe benefits. If Mr. Kiepert terminates his agreement for good reason, as that term is defined in the agreement, he is entitled continue to receive his base salary for twelve months following the time of the termination and a lump-sum payment of $25,000 for fringe benefits. If Mr. Kiepert’s agreement is terminated under certain circumstances following a change of control, as that term is defined in the agreement, the Company is obligated to pay him a lump-sum payment equal to two times the sum of his base salary as in effect at the time of the termination and a lump-sum payment of $50,000 for fringe benefits.

Mr. Small’s employment agreement provides for his employment as Senior Vice President, Chief Financial Officer and Treasurer through October 31, 2004. The employment agreement is automatically renewed for successive one year terms thereafter, unless terminated by either party. The employment agreement provides for a salary of $190,000 per year, subject to yearly merit and performance based bonuses to be granted in an amount in the Board of Directors’ discretion. If the Company terminates Mr. Small’s employment agreement for any reason other than for cause, as that term is defined in the agreement, he is entitled to continue to receive his base salary for twelve months following the time of the termination and a lump-sum payment of $25,000 for fringe benefits. If Mr. Small terminates his agreement for good reason, as that term is defined in the agreement, he is entitled to continue to receive his base salary for twelve months following the time of the termination and a lump-sum payment of $25,000 for fringe benefits. If Mr. Small’s employment agreement is terminated under certain circumstances following a change of control, as that term is defined in the employment agreement, the Company is obligated to pay him a lump-sum payment equal to one and one-half times the sum of his base salary as in effect at the time of the termination and a lump-sum payment of $37,500 for fringe benefits.

Dr. Jones’ employment agreement provides for his employment as Senior Vice President, Research through January 1, 2006. The employment agreement is automatically renewed for successive one year terms thereafter, unless terminated by either party. The employment agreement provides for a salary of $190,000 per year, subject to yearly merit and performance based bonuses to be granted in an amount in the Board of Directors’ discretion. If the Company terminates Dr. Jones’ employment agreement for any reason other than for cause, as that term is defined in the agreement, he is entitled to continue to receive his base salary for twelve months following the time of the termination and a lump-sum payment of $25,000 for fringe benefits. If Dr. Jones terminates his agreement for good reason, as that term is defined in the agreement, he is entitled to continue to receive his base salary for twelve months following the time of the termination and a lump-sum payment of $25,000 for fringe benefits. If Dr. Jones’ employment agreement is terminated under certain circumstances following a change of control, as that term is defined in the employment agreement, the Company is obligated to pay him a lump-sum payment equal to one and one-half times the sum of his base salary as in effect at the time of the termination and a lump-sum payment of $37,500 for fringe benefits.

Mr. Duffy’s employment agreement provides for his employment as Senior Vice President, General Counsel and Secretary through May 28, 2005. The employment agreement is automatically renewed for successive one year terms thereafter, unless terminated by either party. The employment agreement provides for a salary of $190,000 per year, subject to yearly merit and performance based bonuses to be granted in an amount in the Board of Directors’ discretion. If the Company terminates Mr. Duffy’s employment agreement for any reason other than for cause, as that term is defined in the agreement, he is entitled to continue to receive his base salary for twelve months following the time of the termination and a lump-sum payment of $25,000 for fringe benefits. If Mr. Duffy terminates his agreement for good reason, as that term is defined in the agreement, he is entitled to continue to receive his base salary for twelve months following the time of the termination and a lump-sum payment of $25,000 for fringe benefits. If Mr. Duffy’s employment agreement is terminated under certain circumstances following a change of control, as that term is defined in the employment agreement, the Company is obligated to pay him a lump sum payment equal to one and one-half times the sum of his base salary as in effect at the time of the termination and a lump-sum payment of $37,500 for fringe benefits.

Dr. Uprichard’s employment agreement provides for her employment as Vice President, Clinical and Regulatory Affairs through January 13, 2006. The employment agreement is automatically renewed for successive one year terms thereafter, unless terminated by either party. The employment agreement provides for a salary of $190,000 per year, subject to yearly merit and performance based bonuses to be granted in an amount in the Board of Directors’ discretion. If the Company terminates Dr. Uprichard’s employment agreement for any reason other than for cause, as that term is defined in the agreement, she is entitled to continue to receive her base salary for twelve months following the time of the termination and a lump-sum payment of $25,000 for fringe benefits. If Dr. Uprichard terminates her agreement for good reason, as that term is defined in the agreement, she is entitled to continue to receive her base salary for twelve months following the time of the termination and a lump-sum payment of $25,000 for fringe benefits. If Dr. Uprichard’s employment agreement is terminated under certain circumstances following a change of control, as that term is defined in the employment agreement, the Company is obligated to pay her a lump sum payment equal to one and one-half times the sum of her base salary as in effect at the time of the termination and a lump-sum payment of $37,500 for fringe benefits.

Dr. Nussbaum’s employment agreement, entered into as of September 26, 2001, provided for his employment as Chief Medical Officer until terminated by either party. The employment agreement provided for a salary of $210,000 per year, subject to yearly merit and performance based bonuses to be granted in an amount in the Board of Directors’ discretion. If the Company terminated Dr. Nussbaum’s employment agreement for any reason other than for cause, as that term is defined in the employment agreement, he was entitled to his base salary for twelve months following the time of the termination. Dr. Nussbaum and the Company entered into a mutually acceptable separation arrangement as of April 15, 2002 and Dr. Nussbaum received a lump-sum amount equal to twelve months of his base salary at the time of his separation.

Report of the Compensation Committee

Overview and Philosophy

The Compensation Committee is responsible for (i) establishing the compensation of, and the compensation policies with respect to, the Company’s executive officers, including the Company’s Chief Executive Officer, and (ii) administering certain of the Company’s stock benefit plans. The Company’s Compensation Committee took action three times in 2002. The Compensation Committee is currently composed of three non-employee directors, Mr. Roble, Chairman, Mr. Barberich and Mr. Whelan.

The objectives of the Company’s executive compensation program are to:

•	Attract and retain key executives critical to the long-term success of the Company;

•	Align the interests of the executive officers with the interests of stockholders and the success of the Company; and

•	Recognize and reward individual performance and responsibility

Executive Compensation Program

General.    The Company’s executive compensation program consists of base salary, short-term incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. In addition, executive officers participate in benefit programs that are available for the Company’s employees. These benefits include medical, dental, life insurance, 401(k) and Section 125 plans.

The Company believes that base salary should be maintained at a competitive level, sufficient to recruit and retain individuals possessing the skills and experience necessary to achieve the Company’s goals and objectives over the long term. Base salary levels are generally established with reference to various industry-related surveys and the recommendations of compensation consultants. Periodic adjustments in base salary may be made by reference to competitive factors as well as an employee’s individual performance. Other benefits are maintained at what the Committee believes is an industry-competitive level.

Base Compensation.    Mr. Kiepert, the Company’s Chairman of the Board, President and Chief Executive Officer, is party to a multi-year employment agreement with the Company. During 2002, compensation for Mr. Kiepert was set within the range of compensation for chief executives with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, with reference to information from compensation consultants, as determined and approved by the Compensation Committee. See “Compensation of Executive Officers—Employment Agreements.”

Short-Term Incentive Compensation.    The Compensation Committee has discretionary authority to award bonuses on an annual basis to individual executive officers. The Compensation Committee believes that annual bonuses provide significant incentives to the Company’s executive officers because they enable the Compensation Committee to reward outstanding individual achievement.

Long-Term Incentive Compensation.    The Company provides long-term incentives to its executive officers and key employees in the form of stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant long-term stock ownership in the Common Stock of the Company. Stock options are granted at an option exercise price that is determined by the Board as of the date of grant. However, the option exercise price may not be less than the fair market value of the Common Stock at the time the option is granted (or, in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation, no less than 110% of the fair market value of the Common Stock at the time the option is granted). Accordingly, these stock options will only have value if the Company’s stock price increases above the fair market value of the common stock at the time they were granted. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the Company evaluates a variety of factors, including (i) the level of the executive, (ii) option grants awarded by competitors to executives at comparable job levels and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive.

Section 162(m).    Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for compensation over $1 million paid to its Chief Executive Officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company generally intends to structure grants of stock options to its executive officers to comply with the statute and thereby to mitigate any disallowance of deductions under Section 162(m) of the Code. However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Code when the Compensation Committee believes that such payments are appropriate, after taking into consideration circumstances such as changing business conditions or the officer’s individual performance, and are in the best interest of the stockholders. In any event, there can be no assurance that compensation attributable to stock options will be exempted from Section 162(m).

COMPENSATION COMMITTEE

Daniel T. Roble, Chairman

Timothy J. Barberich

William J. Whelan, Jr.

This Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

Compensation Committee Interlocks and Insider Participation

Board members who served on the Compensation Committee during fiscal year 2002 were Mr. Barberich, Mr. Roble and Mr. Whelan. Neither Mr. Barberich, Mr. Roble nor Mr. Whelan was at any time during 2002, or formerly, an officer or employee of the Company or any subsidiary of the Company. Mr. Whelan does not have any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. Mr. Barberich is President and Chief Executive Officer of Sepracor and Mr. Roble is a partner at the Company’s law firm, Ropes & Gray LLP. Please see “Certain Relationships and Related Transactions” below for disclosure regarding Mr. Barberich’s and Mr. Roble’s relationships with the Company.

No executive officer of the Company in 2002 served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

Report of the Audit Committee

The Audit Committee is composed of three independent directors as defined by its charter and the rules of The NASDAQ Stock Market. The Audit Committee operates under a written charter first adopted by the Board of Directors in July 2002. The Audit Committee Charter, as amended, is attached to this Proxy Statement as Appendix B.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting, financial and auditing personnel and the independent auditors, the following:

•	the plan for, and the independent auditors’ report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2002 and discussed these financial statements with the Company’s management and its independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by the Auditing Standards Board of the American Institute of Accountants (“SAS 61”). SAS 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) (“ISBS 1”). ISBS 1 requires auditors annually to disclose in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on independence, confirm their independence and engage in discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of certain other, non-audit related services to the Company was compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

AUDIT COMMITTEE

William J. Whelan, Jr., Chairman

Thomas M. Claflin II

Daniel T. Roble

This Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

Independent Auditors Fees and Other Matters

Audit Fees

Ernst & Young LLP, which served as the Company’s independent auditors for the year ended December 31, 2002, billed the Company an aggregate of $97,000 in fees for professional services rendered in connection with the audit of the Company’s financial statements for the most recent fiscal year.

Financial Information Systems Design And Implementation Fees

There were no fees billed by Ernst & Young LLP or Pricewaterhouse Coopers LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

PricewaterhouseCoopers LLP billed the Company an aggregate of $87,000 for fees rendered to the Company in conjunction with tax filings, the Merger Agreement and S-4 filing between the Company and Point Massachusetts, during the fiscal year ended December 31, 2002.

Ernst & Young LLP billed Point Massachusetts an aggregate of $36,000 for fees rendered to Point Massachusetts in conjunction with tax filings, the Merger Agreement and S-4 filing between the Company and Point Massachusetts, during the fiscal year ended December 31, 2002.

The Audit Committee believes that the provision of the non-audit services above is compatible with maintaining the auditors independence.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee pre-approves all services (audit and non-audit) to be provided to the Company by the independent auditors; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Audit Committee requires the Company to disclose in its SEC periodic reports the approval by the Audit Committee of any non-audit services to be performed by the independent auditor. Since the Audit Committee adopted this pre-approval policy on January 1, 2003, all services (audit and non-audit) provided to the Company by the independent auditors were pre-approved.

Comparative Stock Performance

The graph below compares the cumulative total stockholder return on the Common Stock of HMSR (now known as Point Therapeutics, Inc.) for the period from January 1, 1998 through December 31, 2002 with the cumulative total return on (i) Nasdaq Biotechnology Index and (ii) Russell 2000 Index. The comparison assumes investment of $100 on January 1, 1998 in the Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE

COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

COMPANY/INDEX/MARKET	12/31/1997	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002
Point Therapeutics, Inc.	$100.00	$17.99	$63.97	$2.67	$4.05	$6.93
Nasdaq Biotechnology Index	$100.00	$155.47	$353.86	$434.41	$371.77	$245.00
Russell 2000 Index	$100.00	$97.20	$116.24	$111.22	$112.36	$88.11

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sepracor

The Company was organized in December 1993 as a subsidiary of Sepracor. Effective January 1, 1994, Sepracor transferred its blood filtration and membrane filter design business to the Company in exchange for 3,000,000 shares. As of July 25, 2003, Sepracor owned approximately 5.0% of the Company’s issued and outstanding common stock (approximately 7.0% on a fully diluted basis). Mr. Barberich, one of the Company’s directors, is Chairman of the Board of Directors and Chief Executive Officer of Sepracor.

In September 1998, the Company completed a $5 million revolving line of credit arrangement with a commercial bank. Sepracor, the Company’s largest stockholder at the time, had guaranteed to repay amounts borrowed under the line of credit (all of which was repaid by the Company as of September 2000). In exchange for the guarantee, the Company granted to Sepracor warrants to purchase up to 170,000 shares of common stock at a price of $6.90 per share. The warrants will expire in September 2003 and have certain registration rights associated with them.

On March 23, 1999, the Company completed a private placement financing with Sepracor in which the Company received $2 million in exchange for 133,333 shares of common stock and warrants to purchase an additional 66,700 shares of common stock at $15.00 per Share. The warrants will expire in March 2004 and have certain registration rights associated with them. The Company may require Sepracor to exercise these warrants under certain circumstances as described in the warrant agreement.

Gambro Inc.

In 1998, the Company completed a distribution agreement, which was amended in May 1999, with Gambro Inc. (“Gambro”) to act as the exclusive distributor of the Company’s r\LS System worldwide, except for sales to the American Red Cross. In November 2000, the Company was notified by Gambro of its purported termination of the distribution agreement. In March 2001, the Company signed a termination and release agreement with Gambro, effective November 2000, which ended the distribution and development agreement. In consideration for the Company’s inventory of products bearing Gambro’s company name (net book value at December 31, 2000 of $332,000), and by way of complete resolution of all issues outstanding between the Company and Gambro, Gambro agreed to return 101,169 shares of common stock with a fair market value at closing of $332,000. As of July 25, 2003, Gambro owned approximately 5.6% of the Company’s issued and outstanding common stock.

Certain Other Relationships

On November 15, 2001, the Company and PT Acquisition Corp., a wholly-owned subsidiary of the Company formed for the purpose of consummating a merger transaction, entered into an Agreement and Plan of Merger with Point Massachusetts. On March 15, 2002, the Company’s stockholders approved a 1-for-10 reverse split of the Company’s common stock and a name change of the Company from HMSR Inc. to Point Therapeutics, Inc. The stockholders of Point Massachusetts also approved on March 15, 2002 the merger agreement previously entered into by both parties. The merger became effective on March 15, 2002, at which time, Point Massachusetts became a wholly-owned subsidiary of the Company. Point Massachusetts subsequently changed its name to “Point Therapeutics Massachusetts, Inc.”

As noted above, Mr. Barberich, a director of the Company, is Chairman of the Board of Directors and Chief Executive Officer of Sepracor, which beneficially owned approximately 5.0% of the Company’s common stock as of December 31, 2002. Mr. Barberich has served as a director of Point Massachusetts since March of 1999. As of December 31, 2002, Mr. Barberich beneficially owned less than 1% of the Company’s outstanding common stock. Mr. Barberich’s interests were disclosed to and considered by the Company’s and Point Massachusetts’ Boards of Directors in connection with their consideration of the merger. Mr. Barberich abstained from voting on the merger and the merger agreement at the meetings of each company’s Board of Directors because of these interests.

Mr. Daniel T. Roble, a director of the Company, is a partner of the law firm of Ropes & Gray LLP. Ropes & Gray LLP provided Point Massachusetts with legal services in the past and in connection with the merger and currently provides legal services to the Company.

STOCKHOLDER PROPOSALS — 2004 ANNUAL MEETING

Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company’s proxy statement and proxy for the 2003 Annual Meeting of Stockholders (the “2003 Annual Meeting”) must be submitted to the Secretary of the Company at its offices, 125 Summer Street, Boston, Massachusetts 02110, no later than Monday, March 31, 2004.

If a stockholder of the Company wishes to present a proposal before the 2004 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2004 Annual Meeting; provided that, in the event that less than 70 days’ notice or prior public disclosure of the date of the 2004 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2004 Annual Meeting, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

OTHER MATTERS

The Board knows of no other business, which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company’s directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews.

The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

By Orderof the Board of Directors,

Michael P.Duffy, Senior Vice President, GeneralCounsel and Secretary

August 20, 2003

Appendix A

POINT THERAPEUTICS, INC.

2003 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1.	Purpose

The purpose of this 2003 Stock Option Plan for Non-Employee Directors (the “Plan”) is to advance the interests of Point Therapeutics, Inc. (the “Company”) by enhancing the ability of the Company to attract and retain non-employee directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions through the awarding of options (“Options”) to purchase shares of the Company’s common stock (the “Stock”).

2.	Administration

The Plan shall be administered by a committee (the “Committee”) of the Board of Directors (the “Board”) of the Company designated by the Board for that purpose. Unless and until a Committee is appointed the Plan shall be administered by the entire Board, and references in the Plan to the “Committee” shall be deemed references to the Board. The Committee shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant Options in accordance with the Plan to such directors as are eligible to receive Options; (b) to prescribe the form or forms of instruments evidencing Options and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties.

3.	Effective Date and Term of Plan

The Plan shall become effective on the date on which the Plan is approved by the Board of Directors of the Company, subject to approval by the stockholders of the Company. No Option shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Options previously granted may extend beyond that date.

4.	Shares Subject to the Plan

(a)	Number of Shares. Subject to adjustment as provided in Section 4(c), the aggregate number of shares of Stock that may be delivered upon the exercise of Options granted under the Plan shall be 400,000. If any Option granted under the Plan terminates without having been exercised in full, the number of shares of Stock as to which such Option was not exercised shall be available for future grants within the limits set forth in this Section 4(a).

(b)	Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

(c)	Changes in Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital stock, after the effective date of the Plan, the number and kind of shares of stock or securities of the Company subject to Options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

The Committee may also adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 6(j)), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

5.	Eligibility for Options

Directors eligible to receive Options under the Plan (“Eligible Directors”) shall be those directors who are not employees of the Company or of any subsidiary of the Company.

6.	Terms and Conditions of Options

(a)	Formula Options. On the date that the stockholders of the Company approve this Plan, each person who is then an Eligible Director shall be awarded on such date an Option covering 30,000 shares of Stock. Each Eligible Director elected for the first time thereafter shall also be awarded on the date of his or her first election an Option covering 30,000 shares of Stock. Thereafter, on a bi-annual (every other year) basis starting in calendar year 2005 and immediately following the then annual meeting of stockholders, each Eligible Director shall be awarded an Option covering 20,000 shares of Stock. The Options awarded under this paragraph (a) are referred to as “Formula Options.”

(b)	Discretionary Options. The Committee shall also have the authority under this Plan to award Options to purchase Stock to Eligible Directors in such amounts and on such terms not inconsistent with this Plan as it shall determine at the time of the award. The Options awarded under this paragraph (b) are referred to herein as “Discretionary Options.”

(c)	Exercise Price. The exercise price of each Formula Option shall be 100% of the fair market value per share of the Stock at the time the Option is granted. The exercise price of each Discretionary Options shall be set by the Committee. In no event, however, shall the Option price be less, in the case of an original issue of authorized stock, than par value per share. For purposes of this paragraph, the fair market value of a share of Stock will be the mean between the high and low sale prices as reported on the principal market on which the Stock is traded or, if no sales are reported, the fair market value as determined in good faith by the Committee.

(d)	Duration of Options. Unless the Committee determines otherwise, the latest date on which a Option may be exercised (the “Final Exercise Date”) shall be (i) in the case of Formula Options, the date which is ten years from the date the Option was granted and (ii) in the case of Discretionary Options, such date as the Committee may determine, but in no event later than ten years from the date the Option was granted.

(e)	Exercise of Options.

(1)	Unless the Committee determines otherwise, each Formula Option shall become exercisable as to one half of the shares covered thereby on the date of grant and the second half on the first anniversary of the date of the grant. Each Discretionary Option shall become exercisable at such time or times as the Committee shall determine.

(2)	Any exercise of an Option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documentation required by the Committee and (ii) payment in full for the number of shares for which the Option is exercised.

(3)	If an Option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the Option has been transferred by the director’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the Option.

(f)	Payment for and Delivery of Stock. Stock purchased under the Plan shall be paid for as follows: (i) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (ii) if so permitted by the Committee, (A) through the delivery of shares of Stock (which, in the case of shares of Stock acquired from the Company, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (B) by having the Company hold back from the shares transferred upon exercise Stock having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (C) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (D) by any combination of the permissible forms of payment; provided, that if the Stock delivered upon exercise of the Option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid other than with a personal check.

An Option holder shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him or her under the Plan.

The Company shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

(g)	Nontransferability of Options. Except as the Committee shall otherwise provide, no Option may be transferred other than by will or by the laws of descent and distribution, and during a director’s lifetime an Option may be exercised only by him or her.

(h)	Death. Except as the Committee shall otherwise determine, upon the death of any director granted Options under this Plan, all Options not then exercisable shall terminate. All Options held by the director that are exercisable immediately prior to death may be exercised by his or her executor or administrator, or by the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, at any time within one year after the director’s death (subject, however, to the limitations of Section 6(d) regarding the maximum exercise period for such Option). After completion of that one-year period, such Options shall terminate to the extent not previously exercised.

(i)	Other Termination of Service. Except as the Committee shall otherwise determine, if a director’s service with the Company terminates for any reason other than death, all Options held by the director that are not then exercisable shall terminate. Options that are exercisable on the date of termination shall continue to be exercisable for a period of three months (subject to Section 6(d)). After completion of that three-month period, such Options shall terminate to the extent not previously exercised, expired or terminated.

(j)	Recapitalizations, etc. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4(a) and to the number and kind of shares of stock or securities subject to options then outstanding or subsequently granted, any exercise prices relating to options and any other provision of options affected by such change. The Committee may also make adjustments of the type described in the preceding sentence to take into account distributions to common stockholders other than those provided for in such sentence (or in Section 6(k)), or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of this Plan and to preserve the value of options made hereunder. References in this Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to this subsection.

(k)	Mergers, etc. In the event of a consolidation or merger in which the Company is not the surviving corporation (other than a consolidation or merger in which the holders of Stock of the Company acquire a majority of the voting stock of the surviving corporation) or which results in the acquisition of substantially all the Company’s outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of a sale or transfer of substantially all of the Company’s assets or a dissolution or liquidation of the Company, all Options hereunder will terminate; provided, that 20 days prior to the effective date of any such merger, consolidation, sale, dissolution, or liquidation, all Options outstanding hereunder that are not otherwise exercisable shall become immediately exercisable.

7.	Effect, Discontinuance, Cancellation, Amendment, Termination and Effectiveness

Neither adoption of the Plan nor the grant of Options to a director shall affect the Company’s right to grant to such director Options that are not subject to the Plan, to issue to such directors Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to directors.

The Committee may at any time terminate the Plan as to any further grants of options. The Committee may at any time or times, amend the Plan for any purpose which may at the time be permitted by law, but no such amendment shall adversely affect the rights of any Optionee (without the Optionee’s consent) under any Option previously granted.

Appendix B

Point Therapeutics, Inc.

Audit Committee Charter

The Audit Committee is appointed by the Board of Directors of Point Therapeutics, Inc. (the “Company”) to assist the Board (1) in its oversight of the Company’s accounting and financial reporting principles and policies and internal audit controls and procedures; (2) in its oversight of the Company’s financial statements, and the independent audit thereof, (3) in selecting (or nominating the outside auditors to be proposed for shareholder approval in any proxy statement), evaluating and, where deemed appropriate, replacing the outside auditors; and (4) in evaluating the independence of the outside auditors.

The Audit Committee shall consist of not less than three members appointed by the Board of Directors, who shall satisfy the applicable independence and financial experience requirements of the National Association of Securities Dealers, Inc.

The Audit Committee shall hold regularly scheduled meetings each year. Any member of the Audit Committee may call a meeting of the Audit Committee on due notice to each other member. Any action of the Audit Committee shall be taken by the affirmative vote of a majority of the members. Any action of the Audit Committee may be taken without a meeting if all the members of the Audit Committee consent thereto in writing. The Audit Committee shall report regularly to the Board of Directors.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.	Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

3.	Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

4.	Review with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q.

5.	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

6.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

7.	Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.	Approve the fees to be paid to the independent auditor.

9.	Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor. The independent auditor shall submit to the Audit Committee annually a formal written statement delineating all outside relationships between the outside auditors and the Company, addressing at least the matters set forth in Independence Standards Board No. 1.

10.	Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11.	Review the appointment and replacement of the senior internal auditing executive.

12.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

13.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

14.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements.

15.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

16.	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

(a)    Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

(b)    Any changes required in the planned scope of the internal audit.

(c)    The internal audit department responsibilities, budget and staffing.

17.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

18.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and the Company policies and procedures.

19.	If Necessary, review with the Company’s legal counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

20.	Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s policies and procedures.

POINT THERAPEUTICS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

to be held September 18, 2003

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF THE COMPANY

AND SHOULD BE RETURNED AS SOON AS POSSIBLE

The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Donald R. Kiepert, Jr. and Michael P. Duffy, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Point Therapeutics, Inc. (the “Company”) to be held on September 18, 2003, at 10:00 a.m., at the offices of Ropes & Gray LLP, One International Place, 36th Floor, Boston, Massachusetts 02110, and any adjournments thereof, and there to vote and act upon the following matter proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” APPROVAL OF THE 2003 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

☒    Please mark your votes as in this example using dark ink only.

1.	To elect the following nominees for Director to serve for the ensuing year:

Nominees:	Donald R. Kiepert, Jr. Timothy J. Barberich Thomas M. Claflin II	Daniel T. Roble William J. Whelan, Jr.

	☐ FOR	☐ WITHHELD
all nominees (except as marked below)

(Instruction: To withhold a vote for an individual nominee, write the name of the nominee in the space provided below. Your shares will be voted for the remaining nominee(s).)

2.	To approve the Point Therapeutics, Inc. 2003 Stock Option Plan for Non-employee Directors:

☐ FOR	☐ AGAINST	☐ ABSTAIN

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSAL 2 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Dated:	, 2003

Signature

Signature if held jointly

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.